                                                              EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS


The Board of Directors and Stockholders
Toys "R" Us, Inc.

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Toys "R" Us, Inc. of our report dated
March 13, 1996, included in the 1995 Annual Report to Stockholders of Toys "R" Us, Inc.

We also consent to the incorporation by reference in Registration
Statements (Form S-4 Number 33-56303; Form S-3 Numbers 2-87794,
33-23264, 33-34273, 33-42237, 33-51359 and 33-64315; Form S-8
Numbers 2-64887, 2-91834, 33-16821 and 33-42627) of Toys "R" Us, Inc.
of our report dated March 13, 1996, with respect to the consolidated financial statements incorporated herein by reference.



                                             /s/ Ernst & Young LLP

New York, New York
April 25, 1996